UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TIMBERLAND BANCORP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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December 17, 2021

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Timberland Bancorp, Inc.  The meeting will be held on Tuesday, January 25, 2022 at 1:00 p.m., local time. Due to continuing concerns regarding the novel coronavirus (COVID-19) pandemic and to protect the safety and well-being of our shareholders, Board of Directors and employees, our 2022 annual meeting of shareholders will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/TSBK2022.  To participate in the annual meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the annual meeting physically.

The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of Timberland Bancorp, Inc., as well as a representative of Delap LLP, our independent registered public accounting firm for the fiscal year ended September 30, 2021, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at the meeting, whether or not you attend the meeting and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to vote promptly.  You may vote your shares via the Internet or a toll-free telephone number, or by completing and mailing the enclosed proxy card.  If you attend the virtual meeting, you may vote even if you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Jon C. Parker
Jon C. Parker Chairman of the Board

TIMBERLAND BANCORP, INC.
624 SIMPSON AVENUE
HOQUIAM, WASHINGTON 98550
(360) 533-4747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 25, 2022

Notice is hereby given that the annual meeting of shareholders of Timberland Bancorp, Inc. will be held on Tuesday, January 25, 2022 at 1:00 p.m., local time, for the following purposes:

Proposal 1.	Election of three directors to each serve for a term of three years.

Proposal 2.	Advisory (non-binding) approval of our executive compensation as disclosed in this Proxy Statement.

Proposal 3.	Ratification of the Audit Committee’s selection of Delap LLP as our independent registered public accounting firm for 2022.

We will also consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

Due to continuing concerns regarding the novel coronavirus (COVID-19) pandemic and to protect the safety and well-being of our shareholders, Board of Directors and employees, our 2022 annual meeting of stockholders will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/TSBK2022.  To participate in the annual meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on January 25, 2022.  Our Proxy Statement, proxy card and Annual Report to Shareholders are available at https://materials.proxyvote.com/887098.

The Board of Directors has fixed the close of business on December 2, 2021 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by submitting your vote via the Internet or telephone, or by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors.  The proxy will not be used if you attend the virtual annual meeting and vote.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DEAN J. BRYDON
DEAN J. BRYDON CORPORATE SECRETARY

Hoquiam, Washington
December 17, 2021

IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum.  You may vote via the Internet or by telephone.  Alternatively, a proxy card and self-addressed envelope are enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT
OF
TIMBERLAND BANCORP, INC.
624 SIMPSON AVENUE
HOQUIAM, WASHINGTON 98550
(360) 533-4747

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 25, 2022

The Board of Directors of Timberland Bancorp, Inc. is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders.  We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about December 17, 2021.

The information provided in this Proxy Statement relates to Timberland Bancorp, Inc. and its wholly-owned subsidiary, Timberland Bank.  Timberland Bancorp, Inc. may also be referred to as “Timberland” and Timberland Bank may also be referred to as the “Bank.”  References to “we,” “us” and “our” refer to Timberland and, as the context requires, Timberland Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Tuesday, January 25, 2022
Time:	1:00 p.m., local time
Place:	Virtual meeting at www.virtualshareholdermeeting.com/TSBK2022

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of three directors to each serve for a term of three years.

Proposal 2.	Advisory (non-binding) approval of our executive compensation as disclosed in this Proxy Statement.

Proposal 3.	Ratification of the Audit Committee’s selection of Delap LLP as our independent registered public accounting firm for 2022.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Who is Entitled to Vote?

We have fixed the close of business on December 2, 2021 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Timberland’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Timberland common stock you own.  On December 2, 2021, there were 8,354,717 shares of Timberland common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This answer provides voting instructions for shareholders of record.  You are a shareholder of record if your shares of Timberland common stock are held in your name.  If you are a beneficial owner of Timberland common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Timberland common stock can only be voted if the shareholder is present virtually or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the virtual annual meeting.  You can always change your vote at the meeting if you are a shareholder of record by following the instructions on the proxy card.

Shareholders may vote by proxy via the Internet or a toll-free telephone number, or by mailing a proxy card. Voting instructions are included on your proxy card.  Shares of Timberland common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our executive officers as disclosed in this Proxy Statement and FOR ratification of the selection of Delap LLP as our independent registered public accounting firm.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, bank or other nominee, the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from the nominee that you must follow in order to have your shares voted.  The nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this Proxy Statement.  If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted are treated as “broker non-votes.”  The proposal to elect directors and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to the nominee in order to have your shares voted on these proposals.

If your shares are held in street name, you will need to follow the instructions provided by the nominee in order to virtually attend the annual meeting.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain the Timberland Bank Employee Stock Ownership and 401(k) Plan (“ESOP and 401(k) Plan”) for the benefit of our employees.  Each participant may instruct the trustee how to vote the shares of Timberland common stock allocated to his or her account under the ESOP portion of the plan by completing the voting instruction sheet distributed by the administrator.  If a participant properly executes the voting instruction sheet, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions.  Allocated shares for which proper voting instructions are not received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.  There are no unallocated shares.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, virtually or by proxy, of at least a majority of the shares of Timberland common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present virtually or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Timberland common stock.  Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

Approval on an advisory (non-binding) basis of our executive compensation requires the affirmative vote of a majority of the votes cast at the annual meeting.  Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

Ratification of the selection of Delap LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022 requires the affirmative vote of a majority of the votes cast at the annual meeting.  Abstentions do not constitute votes cast and therefore will have no effect on the proposal.  Our Board of Directors unanimously recommends that you vote FOR the ratification of the selection of the independent registered public accounting firm.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Corporate Secretary of Timberland in writing before the annual meeting that you have revoked your proxy; or

•	voting at the annual meeting.

If you plan to attend the virtual annual meeting and vote during the meeting, instructions for voting will be provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 2, 2021, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Timberland’s common stock other than directors and executive officers;

•	each director and director nominee of Timberland;

•	each executive officer of Timberland or Timberland Bank named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of Timberland and Timberland Bank as a group.

Persons and groups who beneficially own in excess of five percent of Timberland’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide us a copy, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of Timberland’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held in the ESOP and 401(k) Plan, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

As of the voting record date, there were 8,354,717 shares of Timberland common stock outstanding.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding (%)

Beneficial Owners of More Than 5%

Timberland Bank Employee Stock Ownership and 401(k) Plan	580,161 (2)	6.9
Dimensional Fund Advisors LP	596,125 (3)	7.1
Royce & Associates, LP	532,598 (4)	6.4

Directors

Parul Bhandari	--	*
Andrea M. Clinton	12,965	*
Kathy D. Leodler	2,205	*
Jon C. Parker	45,952	*
David A. Smith	23,523	*
Michael J. Stoney	10,250	*
Kelly A. Suter	500	*

Named Executive Officers

Michael R. Sand (5)	174,138	2.1
Dean J. Brydon	76,009	*
Robert A. Drugge	49,418	*

All Executive Officers and Directors as a Group (13 persons)	456,815	5.4
____________
*Less than one percent of shares outstanding.
(1)
The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options: Ms. Clinton, 6,000 shares; Messrs. Parker and Smith, 7,000 shares each; Mr. Stoney, 3,000 shares;  Ms. Leodler, 2,000 shares; Mr. Sand, 7,200 shares; Mr. Brydon, 24,660 shares; Mr. Drugge, 19,660 shares; and all executive officers and directors as a group, 101,460 shares.

(2)
Represents shares held in the ESOP and 401(k) Plan, consisting of 186,524 shares in the 401(k) portion of the Plan and 393,637 shares in the ESOP portion of the Plan. The Plan has shared voting and dispositive power with respect to shares held by participants. As of the voting record date, 60,872 shares in the 401(k) portion of the Plan were in the accounts of executive officers and included in their totals above. As of the voting record date, all shares in the ESOP portion of the Plan have been allocated to participants’ accounts including 103,207 shares to executive officers which is included in their totals above. The address of the Plan is 624 Simpson Avenue, Hoquiam, Washington 98550.

(3)
Based solely on a Schedule 13G/A dated February 16, 2021, reporting sole voting power over 579,570 shares and sole dispositive power over 596,125 shares. According to this filing, Dimensional Fund Advisors LP furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares reported, and may be deemed to be the beneficial owner of the shares held by the Funds. However, the shares reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)
Based solely on a Schedule 13G/A dated January 27, 2021, reporting sole voting and dispositive power over the shares. The address of Royce & Associates, LP is 745 Fifth Avenue, New York, New York 10151.

(5)	Mr. Sand is also a director of Timberland.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The table below sets forth information regarding each director of Timberland and each nominee for director.  Larry D. Goldberg retired from the Board in July 2021 and Parul Bhandari was appointed to fill the vacancy created by Mr. Goldberg’s retirement.  Ms. Bhandari was recommended for appointment to the Board by a non-management director.  In August 2021, James A. Davis retired from the Board and the Board reduced its size from nine directors to eight directors.

The Nominating Committee of the Board of Directors selects nominees for election as directors.  Each of our nominees currently serves as a Timberland director, and has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Ms. Bhandari, Mr. Sand and Mr. Smith.

	Age as of	Year First Elected or	Term to
Name	September 30, 2021	Appointed Director (1)	Expire

Board Nominees

Parul Bhandari	46	2021	2025 (2)
Michael R. Sand	67	1993	2025 (2)
David A. Smith	66	2000	2025 (2)

Directors Continuing in Office

Jon C. Parker	72	1992	2023
Michael J. Stoney	52	2010	2023
Kelly A. Suter	52	2020	2023
Andrea M. Clinton	64	1996	2024
Kathy D. Leodler	66	2017	2024
___________
(1)	For years prior to 1998, includes prior service on the Board of Directors of Timberland Bank. Each member of our Board of Directors is also a member of the Board of Directors of the Bank.
(2)	Assuming election or re-election.

Set forth below is the principal occupation of each nominee for director and each director continuing in office, as well as a brief description of the experience, qualifications, attributes or skills of each nominee or director that led to the conclusion that the person should serve on Timberland’s Board of Directors.   All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Parul Bhandari currently leads Partner Strategy for the Worldwide Media and Communications Industry Solutions Team at Microsoft.  Ms. Bhandari also led Data and AI for the Worldwide Public Sector, driving cross-industry partnerships, and engaging in global digital transformation initiatives.  Prior to Microsoft, she was the VP of Business Development and Alliances at Acelsior.

Michael R. Sand has been affiliated with Timberland Bank since 1977 and has served as our President since January 2003.  In September 2003, he was appointed as our Chief Executive Officer.  Prior to his appointment as President and Chief Executive Officer, Mr. Sand had served as Executive Vice President and Secretary of Timberland Bank since 1993 and as Executive Vice President and Secretary of Timberland since its formation in 1997.

David A. Smith is a pharmacist and the former owner of Harbor Drug, Inc., a retail pharmacy located in Hoquiam, Washington.

Jon C. Parker is the majority shareholder/owner of the law firm of Parker, Winkelman & Parker P.S., Hoquiam, Washington, which serves as general counsel to Timberland and Timberland Bank.  Mr. Parker has provided Timberland and Timberland Bank with legal services since 1974.

Michael J. Stoney is a licensed Certified Public Accountant and a partner in the accounting firm, Easter & Stoney, P.S.

Kelly A. Suter is a former technology executive with over 25 years of experience in software, data management and digital transformation.  Since late 2017, she has been an independent consultant and prior to that she was the Chief Operating Officer at Calico Energy Services, which provided services to large investor-owned utilities.  She has also held various technical, financial and/or operational roles in other regulated industries, including two payroll companies and Key Bank.  She began her career as an auditor at Price Waterhouse and is a Certified Public Accountant (inactive status).

Andrea M. Clinton, an interior designer, is the owner of AMC Interiors at Home and AMC Interiors, both of which are located in Olympia, Washington.

Kathy D. Leodler is the founder and Chief Executive Officer of the Rampart Group LLC, based in Silverdale, Washington, that provides security, consulting and investigation and litigation support services to corporations, law- firms, small- and medium-sized businesses, and individuals.  Ms. Leodler formed the Rampart Group LLC in 2011, after a 23-year distinguished federal law enforcement career as an FBI Special Agent and executive leader.  She has also served as Director-Anti Piracy for the music industry and Director-Security for a medical technology company and a high net worth family and business.

The following table identifies the experience, qualifications, attributes and skills that led to the conclusion that the individual should serve as a director of Timberland.

	Current or Past Owner of a Business Enterprise	CPA or Financial Expert	Attorney	Technology Expert	Strong Community Presence or Involvement	Knowledge of Local Real Estate Markets	Current or Past CEO or President

Parul Bhandari				X	X	X
Andrea M. Clinton	X				X	X	X
Kathy D. Leodler	X			X	X	X	X
Jon C. Parker	X		X		X	X	X
Michael R. Sand					X	X	X
David A. Smith	X				X	X	X
Michael J. Stoney	X	X			X	X	X
Kelly A. Suter	X	X		X	X	X	X

In August 2021, the SEC adopted Nasdaq’s proposal to require listed companies to provide statistical information about their boards of directors, in the form of the table below.  Although Timberland is not required to include this until next year’s proxy statement, we are electing to provide the information early.

Board Diversity Matrix (As of December 17, 2021)
Board Size:
Total number of directors	8
Gender:	Female	Male	Non-binary	Gender Undisclosed
Number of directors based on gender identity	4	4	--	--
Number of directors who identify in any of the categories below:
Asian	1	--	--	--
White	3	4	--	--

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Timberland and Timberland Bank conduct their business through board and committee meetings.  Both Boards generally meet on a monthly basis, holding additional special meetings as needed.  During the fiscal year ended September 30, 2021, the Board of Directors of Timberland held 12 meetings and the Board of Directors of the Bank held 12 meetings.  No director of Timberland or Timberland Bank attended fewer than 75% of the total meetings of the boards and committees on which such person served during this period, including 100% committee attendance.

Committees and Committee Charters

The Board of Directors of Timberland has standing Audit, Budget, Nominating, Strategic Planning and Enterprise Risk Management, and Technology Committees.  The Boards of Directors of Timberland and Timberland Bank have a joint Compensation Committee.  The Board has adopted written charters for each of its committees, and copies of the Audit, Nominating and Compensation Committee charters are available on our website at www.timberlandbank.com.  You may also obtain copies of the Audit, Nominating and Compensation Committee charters free of charge by writing to: Dean J. Brydon, Corporate Secretary, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550, or by calling (360) 533-4747.  The directors’ current memberships on the committees is reflected below.  Michael R. Sand, our Chief Executive Officer, is not a member of any of these committees as they are comprised solely of independent directors.

	Audit Committee	Budget Committee	Nominating Committee	Strategic Planning and Enterprise Risk Management Committee	Technology Committee	Compensation Committee

Parul Bhandari				√	√	√
Andrea M. Clinton		√	√	√		√
Kathy D. Leodler		√*	√	√	√	√*
Jon C. Parker		√	√	√*
David A. Smith	√			√	√
Michael J. Stoney	√*		√	√		√
Kelly A. Suter	√		√	√	√*

*Committee chair

Audit Committee.  The Audit Committee oversees management’s fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system.  It also has the sole authority to appoint or replace our independent registered public account firm (“independent auditor”) and oversees the activities of our internal audit functions.  The Audit Committee also monitors our compliance with legal and regulatory requirements.  The Audit Committee meets with the independent auditor to discuss the results of the annual audit and quarterly procedures.  The members of the Audit committee also receive and review reports, findings, disclosures, and other information presented to them by Timberland’s officers, as well as third parties.  The Audit Committee meets in executive session with the independent auditor and with the company’s Chief Risk Officer at least annually.  The Audit Committee meets at least quarterly.  The Audit Committee met six times during the year ended September 30, 2021.

Each member of the Audit Committee is “independent” in accordance with the requirements for companies listed on Nasdaq.  Director Stoney and Director Suter have been designated by the Board of Directors as the “audit committee financial experts,” as defined by the SEC.  Director Stoney is a licensed Certified Public Accountant and Directors Suter is a Certified Public Accountant (inactive status).

Budget Committee.  The Budget Committee meets at least annually to review the financial projections and assumptions in the budget for the upcoming year.  The Committee then presents the budget to the full Board for approval.  The Budget Committee met once during the year ended September 30, 2021.

Nominating Committee.  The Nominating Committee consists of all independent directors who do not have terms expiring at the next annual meeting.  The Nominating Committee meets annually and on an as needed basis, and is responsible for selecting qualified individuals to fill expiring directors’ terms and openings on the Board of Directors.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  This Committee met twice during the year ended September 30, 2021.

Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Timberland Bank’s market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  The Committee also utilizes third party firms such as OnBoarding Women and BoardReady to help identify potential qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate it believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as one of our directors.  Although the Nominating Committee charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by a shareholder that are submitted in accordance with our Articles of Incorporation.  Because our Articles of Incorporation provide a process for shareholder nominations, the Committee did not believe it was necessary to provide for shareholder nominations of directors in its charter.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.

As noted above, the Nominating Committee considers a number of criteria when selecting new members of the Board.  Those criteria as well as professional background, industry expertise, geographic location, gender identity, and demographic background are considered to provide for diversity on our Board of Directors.  These diversity factors are considered when the Nominating Committee and Board are seeking to fill a vacancy or new seat on the Board.

Strategic Planning and Enterprise Risk Management Committee.  The Committee meets on an as needed basis to assist the Board in identifying areas of strategic direction and opportunity, and evaluating and planning enterprise risk management with the overall primary purpose of enhancing shareholder value. The Committee did not hold an official meeting during the year ended September 30, 2021 as strategic planning and enterprise risk management sessions were held during full Board meetings throughout the year.

Technology Committee.  The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to the role of technology in executing Timberland’s business strategy.  The Committee reviews Timberland’s technology planning and strategy, reviews significant technology investments, and monitors and evaluate trends and risks in technology.  The Committee met three times during the year ended September 30, 2021.

Compensation Committee.  The Boards of Directors of Timberland and Timberland Bank have a joint Compensation Committee, consisting of Directors Leodler (Chair), Stoney, Clinton and Bhandari.  The Committee meets at least twice per year (including at least once in executive session) and on an as needed basis to discharge the Board’s responsibilities relating to executive compensation.  The Compensation Committee approves goals for Mr. Sand, evaluates his performance relative to stated goals and determines his cash and equity compensation.  Mr. Sand is not present during any voting or deliberations by the Committee regarding his compensation.  Mr. Sand makes recommendations to the Compensation Committee regarding the compensation of all other executive officers.  The Committee considers the recommendations of Mr. Sand, evaluates the performance of the executive officers and determines cash and equity compensation for the executive officers.  The Compensation Committee is also responsible for making recommendations to the full Board for director compensation, overseeing executive succession and administering equity plans.  This Committee met four times during the year ended September 30, 2021.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  Our executive officers and Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of our shareholders and employees.

Governance Highlights.  Governance is a continuing focus at Timberland.  Highlights of our program include the following:

Director independence	Seven of eight directors are independent
Director diversity	Four of eight directors are women
Board meetings	Independent directors meet in regular executive sessions throughout the year
Board committees	All Board committees are comprised of independent directors
Board performance	The Board and its committees annually assess their performance through self-evaluation
Leadership structure	The positions of Board Chair and Chief Executive Officer are separately held
Risk oversight	The Board has a committee dedicated to overseeing key risks to Timberland
Shareholder alignment	Policy restricting hedging of Timberland stock

Our governance initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules.  We will continue to evaluate and improve our corporate governance principles and policies as appropriate.

Director Independence.  Our common stock is listed on the Nasdaq Global Market.  In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors.  The Board has determined that seven of our eight directors are independent, as defined by Nasdaq.  Directors Bhandari, Clinton, Leodler, Parker, Smith, Stoney and Suter are all independent.  In making its annual determination, the Board reviewed the legal services provided to Timberland by Mr. Parker and concluded the amount and nature of the services provided do not interfere with Mr. Parker’s exercise of independent judgment in carrying out the responsibilities of a director.  Former Directors Davis, Goldberg and Yerrington were also independent.

Leadership Structure.  The positions of Chairman of the Board and of President and Chief Executive Officer are held by two persons, which has been the case since September 2003.  The Board believes this structure is appropriate for Timberland because it provides the Board with capable leadership and independence from management.  It also allows the President and Chief Executive Officer to focus on the day-to-day business of managing Timberland, while the Chairman leads the Board.

Board Involvement in Risk Oversight.  Risk management is the responsibility of management and risk oversight is the responsibility of the Board.  The Board administers its risk oversight function through its Strategic Planning and Enterprise Risk Management Committee.  The Committee, which is comprised of all non-employee directors, is responsible for identifying and assessing risks that could result in serious harm to shareholder value.  These risks include strategic risk, credit risk, liquidity risk, market risk, operational risk, technology risk, legal risk, third-party vendor risk and reputation risk.  The Committee meets as needed and works with management on developing strategies to appropriately mitigate the identified risks.  The Board also manages risk through the division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility.

Directors keep themselves informed of the activities and condition of Timberland and of the risk environment in which it operates by regularly attending Board and assigned Board committee meetings, and by review of meeting materials, auditors’ findings and recommendations, and supervisory communications.  Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Timberland and the Bank by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.

The Board oversees the conduct of Timberland’s business and administers the risk management function by:

•	selecting, evaluating, and retaining competent senior management;

•	establishing, with senior management, Timberland’s long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;

•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies; and

•	overseeing Timberland’s business performance.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to the operation of Timberland and the Bank.

The Board ensures that all significant risk-taking activities are covered by written policies that are communicated to appropriate employees.  Specific policies cover material credit, market, liquidity, operational, technology, legal and reputation risks.  The policies are formulated to further Timberland’s business plan in a manner consistent with safe and sound practices.  The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and Timberland’s and the Bank’s circumstances. The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect Timberland against external crimes and internal fraud and abuse.

Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting Timberland.  This includes senior management reports to the Board.  These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of risk under consideration and Timberland’s and the Bank’s unique circumstances.  Matters presented to the Board and Board committees generally include information with respect to risk.  The Board and Board committees consider the risk aspects of such information and often request additional information with respect to issues that may involve risk to Timberland.  The Board and Board committees also raise risk issues on their own initiative.

The Board has established a mechanism for independent third party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management.  This is accomplished, for example, by an internal auditor reporting directly to the Audit Committee.  In addition, an external audit is performed.  The Audit Committee reviews the auditors’ findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations.  The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Timberland’s regulators.  Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Code of Ethics.  The Board of Directors has adopted codes of ethics for each of our (1) principal executive officers and senior financial officers, (2) directors and (3) officers and other employees.  The codes of ethics require individuals to maintain the highest standards of professional conduct.  Our Code of Ethics for Principal Executive Officers and Senior Financial Officers was filed with the SEC as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and is available on our website at www.timberlandbank.com.

Shareholder Communication with the Board of Directors.  The Board of Directors maintains a process for shareholders to communicate with the Board.  Shareholders wishing to communicate with the Board of Directors may do so by mailing a letter marked “Confidential” to the Board of Directors, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550.  Any communication must state the number of shares beneficially owned by the shareholder making the communication.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of shareholders.  All members of the Board of Directors who were serving at the time attended the 2021 annual meeting of shareholders.

Related Party Transactions.  We have followed a policy of granting loans to our employees, officers and directors, which fully complies with all applicable federal regulations.  Loans to our directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-insider employees prevailing at the time, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee.  Under Timberland Bank’s current employee and director loan benefit program, all employees and directors are entitled to the following preferred terms:

•	Adjustable rate mortgage for personal residence: interest rate is 1.5% above Timberland Bank’s cost of funds (subject to a floor of 4.00%); no loan fee is charged.

•	Fixed rate mortgage for personal residence: interest rate is set at the current Federal Home Loan Mortgage Corporation par rate; no loan fee is charged.

•	Home equity line of credit: interest rate is the Prime Rate (subject to a floor of 4.00%); no loan fee is charged.

•	Consumer loans: normal interest rates apply; no loan fee is charged.

•	Personal computer purchases: interest rate is currently 3.0%; no loan fee is charged.

No directors or executive officers had loans in excess of $120,000 outstanding under the loan benefit program at September 30, 2021.

Loans to directors and executive officers are made in accordance with the same underwriting guidelines for non-insider customers and do not involve more than the normal risk of collectibility, or present other unfavorable features.  Loans to directors and executive officers are approved by the Board of Directors, with the director involved excluded from the vote.  Loans to all directors and executive officers and their associates totaled approximately $98,000 (including $75,000 of available lines of credit) at September 30, 2021, which was 0.05% of our equity at that date.  All loans to directors and executive officers were performing in accordance with their terms at September 30, 2021.

Hedging Policy.  Timberland has a policy prohibiting officers and directors from purchasing financial instruments or otherwise engaging in transactions that hedge or offset any decrease in the market value of Timberland’s equity securities.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the fiscal year ended September 30, 2021, with the exception of Michael R. Sand, who is our President and Chief Executive Officer, and whose compensation is included in the section below entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

Parul Bhandari (2)	9,360	6,252	6,240	21,852
Andrea M. Clinton	37,440	6,252	--	43,692
Kathy D. Leodler	37,440	6,252	--	43,692
Jon C. Parker	37,440	6,252	--	43,692
David A. Smith	37,440	6,252	--	43,692
Michael J. Stoney	37,440	6,252	--	43,692
Kelly Suter (3)	34,320	6,252	3,120	43,692
James A. Davis (4)	34,320	--	--	34,320
Larry D. Goldberg (5)	31,200	--	--	31,200
Daniel D. Yerrington (6)	6,240	--	--	6,240
___________
(1)
Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 16 of the Notes to Consolidated Financial Statements in Timberland’s Annual Report on Form 10-K for the year ended September 30, 2021. As of September 30, 2021, the directors had the following amounts of outstanding options to purchase shares of Timberland common stock: Director Bhandari, 1,000; Director Clinton, 9,000; Director Leodler, 5,000; Directors Parker and Smith, 10,000 each; Director Stoney, 6,000; Director Suter, 1,000; former Director Davis, 4,000; former Director Goldberg, 5,000 shares; and former Director Yerrington, 2,000.

(2)	Ms. Bhandari was appointed to the Board effective as of July 27, 2021. She was paid a consulting fee to attend Board meetings prior to her appointment to the Board of Directors.
(3)	Ms. Suter was appointed to the Board effective as of November 24, 2020. She was paid a consulting fee to attend Board meetings prior to her appointment to the Board of Directors.
(4)	Mr. Davis retired from the Board effective August 24, 2021.
(5)	Mr. Goldberg retired from the Board effective July 27, 2021.
(6)	Mr. Yerrington retired from the Board effective November 24, 2020.

Each of the non-employee directors received a retainer of $3,120 per month.  No additional fees were paid for Board or committee meetings attended.  Each non-employee director may periodically receive a discretionary stock-based award, if shares are available. On September 28, 2021, each non-employee director received an award of options to purchase 1,000 shares of Timberland common stock. The options vest pro rata over a five-year period from the grant date, with the first 20% vesting one year after the grant date.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The Compensation Committee of Timberland Bank administers all policies that govern executive compensation for Timberland and Timberland Bank.  Because Timberland has no employees other than Bank employees who perform services on behalf of Timberland without additional compensation, the Bank’s Compensation Committee evaluates individual executive performance, compensation policies and salaries.  This Committee is responsible for evaluating the performance of our Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other senior officers of Timberland Bank and makes recommendations to the Committee regarding their compensation levels.

Objectives and Overview of the Compensation Program

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Timberland and Timberland Bank.  The principles underlying our executive compensation policies are:

•	to attract and retain key executives who are vital to our long-term success;
•	to provide levels of compensation competitive with those offered throughout the banking industry and consistent with our level of performance; and
•	to motivate executives to enhance long-term shareholder value by building their equity interest in Timberland.

In making its recommendations for executive compensation, the Committee considers numerous factors, including the past service of the executive, the present and potential contributions of the executive to our success, and other factors deemed relevant, including the executive’s number of years of service and position with Timberland and Timberland Bank.  In addition, the Committee may review compensation reports prepared by third parties of companies and banks that are of a similar size and primarily located in the Pacific Northwest in order to make their recommendations.  The Committee does not apply a formula assigning specific weights to any of these factors when making its determinations.  In the past, the Compensation Committee has engaged a compensation consultant, although it did not for the year ended September 30, 2021.

Elements of Compensation

The Compensation Committee focuses primarily on the following three components in forming the total compensation package for our executive officers: base salary; annual bonus; and long-term incentive compensation.  The current compensation plans involve a combination of salary and annual bonus to reward short-term performance, and equity awards and contributions to the Timberland Bank 401(k) Plan as long-term incentive compensation, as well as to provide employees with a retirement benefit.  There is no formula whereby one element of compensation is used to offset another element.

Base Salary.  Base salary is intended to create a secure base of cash compensation for executives and to reward an executive’s ongoing performance.  Base salaries are standard in the banking industry for most positions, including executive positions.  Timberland Bank’s Board of Directors approves an annual base salary for all senior officers and executive officers, based upon recommendations from the Compensation Committee.  Annual base salaries are generally effective October 1st of each year.  Factors considered in setting base salaries include the executive’s performance, our overall performance and compensation levels in the financial industry, among other factors.

The salary levels of our executive officers are designed to be competitive with those of executives at similarly-sized institutions in our market area.  Each year, management reviews the Northwest Financial Industry Salary Survey prepared by Milliman USA and provides salary range information to the Compensation Committees.  Executive salaries generally fall within the ranges provided by the survey data; however, individual salaries may fall outside the range depending on an individual’s qualifications and contributions.  Individual annual performance is reviewed by the Compensation Committee (in the case of the Chief Executive Officer) or the Chief Executive Officer (in the case of the other executive officers) to determine adjustments to compensation.  The Compensation Committee also evaluates compensation in light of our annual financial performance.  Material changes in compensation are rare but may be made to reward an executive for his or her contributions to our success.

Annual Bonus.  Bonuses are intended to reward performance in furthering our financial goals.  Annual bonuses supplement base salary and allow us to provide a competitive pay package to our executive officers.  We maintain a discretionary bonus plan, which is primarily based on Timberland Bank’s net income and various financial goals for each fiscal year.  The bonuses are typically paid in December following the September 30th year end.  The Chief Executive Officer receives a bonus equal to 0.70% of Timberland Bank’s net income and is capped at 40% of base salary.  The Chief Financial Officer and the Executive Vice President of Lending have the potential to earn up to 30% of their base salaries in annual bonuses.  These bonuses are awarded based on a subjective determination, but objective factors such as net income, net interest margin, asset quality and deposit growth will also be considered.

Long-Term Incentive Compensation.  Long-term incentive compensation is intended to reward executives for their performance, while encouraging them to remain employed by Timberland and Timberland Bank.  We grant long-term compensation in the form of equity awards and contributions to the Timberland Bank ESOP and 401(k) Plan.

Equity-based compensation functions as a long-term incentive because awards are generally made with a five-year vesting schedule.  In addition, the value of awards varies in part as a function of our financial performance.  Awards are made either in the form of stock options or restricted stock.  Awards may be subject to time- and/or performance-based conditions.  We maintain the 2019 Equity Incentive Plan, which was approved by our shareholders.  The plan is administered and interpreted by the Compensation Committee.  Under the plan, the Committee determines which officers and key employees will receive awards, the number of shares subject to each option or shares of restricted stock awarded, and the vesting of the awards.  In addition, newly hired employees may receive awards at the time of their employment.  The per share exercise price of an option will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.  All equity-based awards are subject to the approval of the Board of Directors.

Timberland Bank also maintains an ESOP and 401(k) Plan, which is for the benefit of employees with at least one year of service.  Employees who have attained the age of 18 are eligible to participate in the 401(k) Plan and employees who have attained the age of 21 were eligible to participate in the ESOP.  Shares held in the ESOP were released for allocation as the ESOP debt was repaid; as of March 31, 2019, all shares have been allocated.  Each year, we make a contribution of at least three percent of each participant’s eligible compensation to the 401(k) portion of the plan.

Other Considerations

We have not adopted a formal policy or any employment agreement provisions that enable recovery of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act of 2002 provides some ability to recover incentive awards in certain circumstances.  If we are required to restate our financials due to noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of Timberland securities during those 12 months.

The Compensation Committee does not have a formal written policy guiding the timing of equity grants.  All equity grants were made after formal Board approval.  We have reviewed our equity grant practices and have confirmed that all past equity grants have been consistent with SEC guidelines.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Timberland Bank has submitted the following report for inclusion in this Proxy Statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on the Committee’s review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Compensation Committee:       Kathy D. Leodler (Chair)
Michael J. Stoney
Andrea M. Clinton
Parul Bhandari

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding compensation earned by our named executive officers: (1) Michael R. Sand, our principal executive officer; and (2) our two next most highly compensated officers who earned in excess of $100,000, who are Dean J. Brydon and Robert A. Drugge.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensa- tion ($)(2)	Total ($)

Michael R. Sand	2021	451,000	180,400	31,260	22,009	684,669
President and Chief Executive Officer of	2020	410,000	240,207	13,325	21,868	685,400
Timberland and Timberland Bank

Dean J. Brydon	2021	234,000	70,200	15,630	17,700	337,530
Executive Vice President and Chief	2020	225,000	67,500	6,663	17,400	316,563
Financial Officer of Timberland and
Timberland Bank

Robert A. Drugge	2021	234,000	70,200	15,630	17,490	337,320
Executive Vice President of Lending	2020	225,000	67,500	6,663	17,190	316,353
of Timberland and Timberland Bank
___________
(1)
Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 16 of the Notes to Consolidated Financial Statements in Timberland’s Annual Report on Form 10-K for the year ended September 30, 2021.

(2)	The following table reflects all other compensation paid to our named executive officers for the year ended September 30, 2021.

Name	401(k) Plan Contribution ($)	Life Insurance Premiums ($)	Membership Dues ($)	Personal Use of Company Vehicle ($)	Total ($)

Michael R. Sand	17,100	390	3,851	668	22,009
Dean J. Brydon	17,100	600	--	--	17,700
Robert A. Drugge	17,100	390	--	--	17,490

Employment Agreements.  On March 26, 2013, Timberland and Timberland Bank entered into employment agreements with Michael R. Sand and Dean J. Brydon.  The agreements have initial terms from March 26, 2013 through March 25, 2016.  The term of each agreement has been extended through March 26, 2023, and will be extended on each March 26 thereafter, unless either party gives at least 90 days prior written notice to the other that the employment period will not be extended, or the Board of Directors of Timberland or Timberland Bank (or in each case its designated committee) does not approve the renewal of the agreement.  The agreements provide for an annual base salary of $451,000 and $234,000 for Messrs. Sand and Brydon, respectively.  The base salary will be reviewed annually and may be increased at the discretion of the Board. The agreements provide that the executives will be eligible to receive performance-based and discretionary bonuses, and also to receive employee benefits on as favorable a basis as other similarly situated and performing senior executives of Timberland and Timberland Bank.  The agreements provide that compensation may be paid in the event of the executive’s disability, death or termination, as described below under “Potential Payments Upon Termination.”

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers for the fiscal year ended September 30, 2021.

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)

Michael R. Sand	09/28/21	5,000	28.23	31,260
Dean J. Brydon	09/28/21	2,500	28.23	15,630
Robert A. Drugge	09/28/21	2,500	28.23	15,630
____________
(1)	Option awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date.

Outstanding Equity Awards

The following information with respect to outstanding equity awards as of September 30, 2021 is presented for the named executive officers.  The named executive officers did not have any equity incentive plan awards or stock awards outstanding as of September 30, 2021.

Name	Grant Date	Option Awards (1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Michael R. Sand	09/27/16	1,000	--	15.67	09/27/26
	09/23/17	4,000	1,000	29.69	09/23/27
	09/25/18	1,200	800	31.80	09/25/28
	09/22/20	1,000	4,000	16.87	09/22/30
	09/28/21	--	5,000	28.23	09/28/31

Dean J. Brydon	10/22/13	10,000	--	9.00	10/22/23
	01/24/14	4,000	--	10.59	01/24/24
	04/30/15	3,000	--	10.55	04/30/25
	09/22/15	2,000	--	10.71	09/22/25
	09/27/16	2,000	--	15.67	09/27/26
	09/23/17	1,600	400	29.69	09/23/27
	09/25/18	960	640	31.80	09/25/28
	09/24/19	600	900	27.14	09/24/29
	09/22/20	500	2,000	16.87	09/22/30
	09/28/21	--	2,500	28.23	09/28/31

Robert A. Drugge	10/22/13	5,000	--	9.00	10/22/23
	01/17/14	4,000	--	10.26	01/17/24
	04/30/15	3,000	--	10.55	04/30/25
	09/22/15	2,000	--	10.71	09/22/25
	09/27/16	2,000	--	15.67	09/27/26
	09/23/17	1,600	400	29.69	09/23/27
	09/25/18	960	640	31.80	09/25/28
	09/24/19	600	900	27.14	09/24/29
	09/22/20	500	2,000	16.87	09/22/30
	09/28/21	--	2,500	28.23	09/28/31

(1)    Equity awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death.  In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of September 30, 2021, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Involuntary Termination ($)	Involuntary Termination Following Change in Control ($)	Death ($)	Disability ($)

Michael R. Sand
Employment Agreement	1,149,805	1,650,992	--	--
Equity Plans	--	51,470	51,470	51,470

Dean J. Brydon
Employment Agreement	607,200	742,026	--	--
Equity Plans	--	27,319	27,319	27,319

Robert A. Drugge
Severance Plan	--	456,300	--	--
Equity Plans	--	27,319	27,319	27,319

Employment Agreements.  Timberland and Timberland Bank entered into employment agreements with Mr. Sand and Mr. Brydon effective March 26, 2013.  The agreements provide that compensation may be paid in the event of the executive’s disability, termination and death.

The agreements provide for severance benefits in the event the executive’s employment is terminated by Timberland and Timberland Bank, other than for cause or as a result of the executive’s death or disability, or if the employment is terminated by the executive for good reason (“Termination”).  For a Termination not in connection with a change in control, Mr. Sand and Mr. Brydon would be entitled to continued payments of their base salary as in effect at the time of Termination, plus continued medical, dental, life insurance, and other benefits for the remaining term of the agreement.   For a Termination occurring after a change in control event, Mr. Sand and Mr. Brydon each would be entitled to receive an amount equal to 299% of their “base amount” as defined under Section 280G of the Internal Revenue Code, payable in a lump sum within 25 days of the change in control, and continued benefits for the remaining term of the agreement.  The agreements are subject to the golden parachute payment restrictions of Section 280G and other regulatory provisions, and include a clawback provision should any severance payment require recapture under any applicable statute, law, regulation or regulatory interpretation or guidance.

 In the event of the death of Mr. Sand or Mr. Brydon while employed, Timberland and Timberland Bank will jointly pay to the executive’s estate, or such person as the executive may have previously designated in writing, the salary which was not previously paid to the executive and which he would have earned if he had continued to be employed under the agreement through the last day of the calendar month in which the executive died, together with the benefits provided hereunder through such date.

Mr. Sand’s and Mr. Brydon’s agreements provide that if the executive becomes entitled to benefits under the terms of the then-current disability plan, if any, of Timberland or Timberland Bank or becomes otherwise unable to fulfill his duties under the employment agreement, he shall be entitled to receive such group and other disability benefits, if any, as are then provided for executive employees.  In the event of the executive’s disability, the agreement will not be suspended, except that (1) the obligation to pay the executive’s salary will be reduced by the amount of disability income benefits he receives and (2) upon a resolution adopted by a majority of the disinterested members of the Board of Directors or the Compensation Committee, Timberland and Timberland Bank may discontinue payment of the executive’s salary beginning six months following a determination that the executive has become entitled to benefits under the disability plan or is otherwise unable to fulfill his duties under the employment agreement.  If the executive’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, and he is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of his death or the sixth month anniversary of his separation from service.

The agreements for Messrs. Sand and Brydon contain restrictive covenants prohibiting the unauthorized disclosure of confidential information of Timberland or its affiliates by the executives during and after their employment with Timberland and Timberland Bank.  The employment agreement for Mr. Sand prohibits him from competing with Timberland and its affiliates and for soliciting their employees or customers during employment and after termination of employment for any reason.  The non-solicitation and non-competition provisions apply to Mr. Sand for a period of six months following any termination.

Severance Plan.  On March 26, 2007, Timberland and Timberland Bank adopted, and on March 26, 2017, amended, the Timberland Bank Employee Severance Compensation Plan, which provides eligible employees of the Bank with the potential to receive severance pay in connection with a change in control of Timberland or Timberland Bank.  Mr. Drugge participates in this plan.  Under the plan, if an executive’s employment with Timberland Bank is terminated or the executive terminates his employment for good reason (as defined in the plan) within one year following a change in control, the executive shall receive a lump sum cash payment equal to the product of the executive’s monthly compensation and his years of service (including partial years rounded to the nearest full year) from the executive’s date of hire through the date of termination.  The plan further provides that officers holding a position of vice president or higher are entitled to a minimum payment equal to 18 times his/her monthly compensation and the maximum payment may not exceed one hundred fifty percent (150%) of the officer’s annual compensation.

Equity Plans.  The 2014 Equity Incentive Plan and 2019 Equity Incentive Plan provide that upon a change in control of Timberland followed by an involuntary termination of the award recipient within 12 months of the change in control or upon the termination of the award recipient’s service due to death or disability, all unvested awards under the relevant plan shall become exercisable in the case of stock options, or vest in the case of restricted stock, as of the date of the termination.

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee were officers or employees of Timberland or any of its subsidiaries during the year ended September 30, 2021, nor were they formerly Timberland officers or had any relationships otherwise requiring disclosure.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Timberland’s executives as disclosed in this Proxy Statement.  We currently hold a say-on-pay vote every year.  The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Timberland Bancorp, Inc.’s named executive officers as disclosed in the compensation tables and related material in the Proxy Statement for the 2022 annual meeting of shareholders.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Timberland and Timberland Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.  The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to Timberland’s audited financial statements for the fiscal year ended September 30, 2021:

•	The Audit Committee has reviewed and discussed the 2021 audited financial statements with management;

•	The Audit Committee has discussed with the independent registered public accounting firm, Delap LLP, the matters required to be discussed by Auditing Standard No. 1301, as amended;

•
The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•
The Audit Committee has, based on its review and discussions with management of the 2021 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that Timberland’s audited financial statements for the year ended September 30, 2021 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:              Michael J. Stoney, Chairman
David A. Smith
Kelly A. Suter

This report shall not be deemed to be incorporated by reference or by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 3 – RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee operates under a written charter adopted by the Board of Directors.  In fulfilling its oversight responsibility of reviewing the services performed by Timberland’s independent registered public accounting firm, the Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm.  The Audit Committee also discussed with Delap LLP the overall scope and plans for the audit, and the results of its audit.  The Committee also reviewed and discussed with Delap LLP the fees paid, as described below.

The Audit Committee of the Board of Directors has selected Delap LLP as our independent registered public accounting firm for the year ending September 30, 2022 and that selection is being submitted to shareholders for ratification.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Delap LLP to our shareholders for ratification as a matter of good corporate practice.  If the selection is not ratified, the

Audit Committee will consider whether it is appropriate to select another registered public accounting firm.  Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Timberland and our shareholders.  Delap LLP served as our independent registered public accounting firm for the year ended September 30, 2021 and a representative of the firm will be present at the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Delap LLP as our independent registered public accounting firm.

The following table sets forth the aggregate fees billed, or expected to be billed,  to Timberland and Timberland Bank by Delap LLP for professional services rendered for the fiscal years ended September 30, 2021 and 2020.

	Year Ended September 30,
	2021	2020

Audit Fees (1)(2)	$301,771	$295,245
Audit-Related Fees (3)	--	19,110
Tax Fees (4)	15,000	15,000
All Other Fees (5)	26,000	25,750
____________
(1)	Includes fees for the annual audit and quarterly reviews of the consolidated financial statements, plus out-of-pocket expenses.
(2)	Includes fees for the audit of internal control over financial reporting.
(3)	Consists of fees related to consultations on various accounting and reporting matters.
(4)	Consists of fees for the preparation of income tax returns and tax advice.
(5)	Includes fees for the audit of benefit plans.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm and the estimated fees for these services in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting for ratification.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm.  All of the services provided by Delap LLP described above were approved by the Audit Committee.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will pay the cost of soliciting proxies.  In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation.  We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Our annual report to shareholders, including financial statements, will be mailed on or about December 17, 2021 to all shareholders of record as of the close of business on the record date.  Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Corporate Secretary, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550.  The annual report is not to be considered as part of the proxy solicitation material or as having been incorporated herein by reference.  In addition, a copy our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 is available to each record and beneficial owner of Timberland’s common stock without charge upon written request to the Corporate Secretary at the address given above.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at next year’s annual meeting of shareholders must be received at the executive office at 624 Simpson Avenue, Hoquiam, Washington 98550, no later than August 19, 2022.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.  We anticipate that, in order to be timely, shareholder nominations or proposals intended to be made at the annual meeting must be made by December 27, 2021.  As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address and number of shares of common stock held, a written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DEAN J. BRYDON
DEAN J. BRYDON CORPORATE SECRETARY

Hoquiam, Washington
December 17, 2021

TIMBERLAND BANCORP, INC. ATTN: DEAN J. BRYDON 624 SIMPSON AVENUE HOQUIAM, WA 98550
SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 24, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TSBK2022

You may attend the meeting via the Internet and vote during the meeting.  Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m. Eastern Time on January 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

 DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIMBERLAND BANCORP, INC. The Board of Directors recommends a vote "For All" the following nominees listed below for a three-year term:	For All	Withhold All	For All Execpt	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	[ ]	[ ]	[ ]

Nominees:

01) Parul Bhandari
02) Michael R. Sand
03) David A. Smith

The Board of Directors recommends you vote "FOR" proposal 2	For	Against	Abstain

2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the proxy statement.	[ ]	[ ]	[ ]

The Board of Directors recommends a vote "FOR" propsoal 3.	For	Against	Abstain

3. Ratification of the Audit Committee's selection of Delap LLP as our independent registered public accounting firm for the year ending September 30, 2022.	[ ]	[ ]	[ ]

NOTE: In their discretion, upon such other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary capacity, please give your full title. If shares are held jointly, each holder should sign. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and the 2021 Annual Report to Shareholders are
available at https://materials.proxyvote.com/887098

REVOCABLE PROXY

TIMBERLAND BANCORP, INC.
Annual Meeting of Shareholders
January 25, 2022 at 1:00 PM, local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Timberland Bancorp, Inc. ("Timberland") with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Timberland which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held virtually at www.virtualshareholdermeeting.com/TSBK2022, at 1:00 PM, local time, and at any and all adjournments thereof, as indicated.

The undersigned acknowledges receipt from Timberland prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated December 17, 2021, and the 2021 Annual Report to Shareholders.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR all the nominees listed, FOR proposal 2 and FOR proposal 3. If any other business is presented at the annual meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. This proxy also confers discretionary authority on the Proxy Committee to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Corporate Secretary of Timberland at the meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope. You may also vote by telephone or the Internet by following the instructions on the reverse side.

Continued and to be signed on reverse side